Exhibit 99.1

Contact: Richard Fish Chief Financial Officer 720-479-3538 rfish@wideopenwest.com

WOW! REPORTS RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2014

ENGLEWOOD, CO — (August 08, 2014) - WOW! Internet, Cable & Phone (WOW!), a leading, fully-integrated provider of residential and commercial high-speed data, video and telephony services to customers in the Midwestern and Southeastern United States, today reported financial and operating results for the second quarter ended June 30, 2014.

Financial & Operating Highlights (1)

For the second quarter ended June 30, 2014, WOW! reported total Revenue of $319.8 million and Adjusted EBITDA of $111.5 million, representing a sequential increase of $7.7 million (or 2.5%) and $2.5 million (or 2.3%), respectively, over the first quarter ended March 31, 2014 and representing an increase of $18.4 million (or 6.1%) and $0.4 million, respectively, over the second quarter ended June 30, 2013.  Additionally, WOW! reported an increase in total customers of 14,900 and an increase in total RGUs of 15,000 over March 31, 2014 subscriber counts.

On May 1, 2014, WOW! increased its existing 5% ownership interest in Anne Arundel Broadband, LLC (“AAB”) to a 75% ownership interest through a purchase of additional equity in AAB for approximately $5.5 million.  Accordingly, the financial results and customer and subscriber counts of AAB have been included in the Company’s results as of May 1, 2014.

Conference Call

WOW! will host a conference call on Monday, August 11, 2014 at 10:00 a.m. Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:	Monday, August 11, 2014	Call Time:	10:00 a.m. Eastern
Dial In:	(877) 541-5069	Intn’l Dial In:	(443) 842-7607
Conf. ID:	83940403

A recording of the conference call will be available approximately two hours after the completion of the call until September 11, 2014.  Dial in # for this replay is (855) 859-2056. Additionally, a copy of the transcript will be available approximately forty-eight hours after the call, at www.wowway.com.

(1)         Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles.  For a definition of Adjusted EBITDA, information about management’s reasons for providing data with respect to this measurement and the limitations associated with its use and a quantitative reconciliation of Adjusted EBITDA to net income (loss), see “Definitions of Non-GAAP Financial and Operating Metrics”, “Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures” and the accompanying tables in this release.

The following provides a summary of our statements of operations as filed with the U.S. Securities and Exchange Commission (“SEC”) for the three months ended June 30, 2014 and 2013, respectively:

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)

($ in millions)

	Three months ended
	June 30,
	2014	2013
Revenue:
Residential subscription	$264.1	$256.3
Commercial subscription	24.2	22.7
Total subscription	288.3	279.0
Other commercial services	6.1	3.8
Other	25.4	18.6
	319.8	301.4
Costs and expenses:
Operating (excluding depreciation & amortization)	182.4	165.5
Selling, general and administrative	38.9	36.9
Depreciation and amortization	64.1	63.2
Management fee to related party	0.5	0.4
	285.9	266.0
Income from operations	33.9	35.4
Other income (expense):
Interest expense	(59.4)	(57.9)
Loss on extinguishment of debt	—	(57.3)
Realized and unrealized gain on derivative instruments, net	0.8	1.2
Other (expense) income, net	0.2	(0.3)

Loss before provision for income taxes	(24.5)	(78.9)
Income tax benefit	16.7	—

Net loss	$(7.8)	$(78.9)

The unaudited condensed consolidated statements of operations above and the information in this press release should be read in conjunction with our Form 10-Q for the quarter ended June 30, 2014 as filed with the SEC on August 8, 2014 and our Form 10-K Annual Report for the year ended December 31, 2013 as filed with the SEC on March 17, 2014. For ease of use, references in this press release to “WOW! Internet, Cable & Phone” or “WOW!” mean WideOpenWest Finance, LLC and its consolidated subsidiaries.

About WOW!

WOW! is one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in the Southeast and Midwest U.S.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned and controlled by Avista Capital Partners.  For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements reflect management’s current views with respect to future events and financial performance.  The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Form 10-K Annual Report filed with the SEC on March 17, 2014 and our Form 10-Q for the quarter ended June 30, 2014 as filed with the SEC on August 8, 2014.

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this press release including Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

See “Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures” below and the accompanying tables for reconciliations of Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure.

In addition, we use the following operating metrics in this release:

•                                     Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                                     Total Customers - Because we deliver multiple services to our customers, we report the total number of customers as those who receive at least one of our video (“Video”), high-speed data (“HSD”) or telephony (“Telephony”) services, without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  The combined total of Video, HSD and Telephony subscribers is referred to as Revenue Generating Units (“RGUs”).

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

As of the end of each of the following respective quarters, the Company’s operating metrics were as follows:

				% Change		% Change
				1Q-14		2Q-14
	3Q-13	4Q-13	1Q-14	vs. 4Q-13	2Q-14	vs. 1Q-14
Homes Passed	2,987,000	2,995,000	2,997,000	0.07%	3,114,000	3.90%
Total Customers	831,200	841,100	852,900	1.40%	867,800	1.75%
HSD Subscribers	725,400	740,000	756,700	2.26%	769,600	1.70%
Video Subscribers	690,700	694,400	694,300	-0.01%	699,000	0.68%
Telephony Subscribers	426,700	423,700	418,800	-1.16%	416,200	-0.62%
Total RGUs	1,842,800	1,858,100	1,869,800	0.63%	1,884,800	0.80%

Improved sequential net subscriber activity during the second quarter ended June 30, 2014 was driven by continued strong trends in customer acquisition activity despite a historically slower period of the year, offset by seasonal and rate increase related churn. Additionally, the customer counts were impacted by the inclusion of operating metrics attributable to AAB.  Refer to Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q as filed with the SEC on August 8, 2014, for further information.

Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures

The following table provides an unaudited reconciliation of our net loss to Adjusted EBITDA for the three months ended June 30, 2014 and 2013, respectively:

WideOpenWest Finance, LLC

Reconciliation of Non-GAAP Measures to GAAP Measures (Unaudited)

($ in millions)

	Three months ended
	June 30,	June 30,
	2014	2013

Net loss	$(7.8)	$(78.9)
Depreciation and amortization	64.1	63.2
Management fee to related party	0.5	0.4
Interest expense	59.4	57.9
Loss on extinguishment of debt	—	57.3
Realized and unrealized gain on derivative instruments, net	(0.8)	(1.2)
Non-recurring prof. fees, M&A integration and restructuring expense	13.0	12.1
Other expense (income), net	(0.2)	0.3
Income tax benefit	(16.7)	—
Adjusted EBITDA	$111.5	$111.1